EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-124165) of Odimo Incorporated of our report dated March 26, 2012 with respect to the financial statements of Odimo Incorporated which appears in the Annual Report on Form 10-K of Odimo Incorporated for the year ended December 31, 2011. The report included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ PMB Helin Donovan, LLP

Seattle, Washington

March 26, 2012.